Exhibit 24.5

                                POWER OF ATTORNEY


          KNOW  ALL MEN BY  THESE  PRESENTS,  that the  person  whose  signature appears below hereby constitutes and appoints Bruce D. Hansen, acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his name and on his behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont USA Limited (the "Corporation") to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his name in any and all capacities (including his capacity as a Director and/or Officer of the Corporation) to (i) the Registration Statements on Form S-3 (File Nos. 333-59141, 333-82671, 333-65810 and 333-87100) and any amendments thereto (including post-effective amendments) registering the issuance from time to time pursuant to Rule 415 of securities of Newmont Mining Corporation, and (ii) any and all instruments or documents filed as part of or in connection with such Registration Statements or any amendments thereto; and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.


          IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 18th day of June, 2002.


              Signature                         Title


        /s/ Britt D. Banks                      Vice President, General Counsel,
------------------------------------------      Secretary and Director
            Britt D. Banks